UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2015

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)    On July 14, 2015, the Management Development and Compensation Committee of the Board of Directors of Brady Corporation (the “Company”) approved an award of 12,171 restricted stock units to Aaron J. Pearce, the Company’s Senior Vice President and Chief Financial Officer, for retention purposes. The grant date of the award is July 15, 2015. The award will vest in increments of 10%, 20%, 30%, and 40%, upon the first, second, third, and fourth anniversaries, respectively, of the grant date, with vesting accelerated in the event of death, disability, or termination following a change of control. The description of the restricted stock unit award is qualified in its entirety by reference to the full text of the restricted stock unit award agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit
10.1	Restricted Stock Unit Agreement between the Company and Mr. Pearce dated as of July 15, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: July 16, 2015

/s/ AARON J. PEARCE
Aaron J. Pearce
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Restricted Stock Unit Agreement between the Company and Mr. Pearce dated as of July 15, 2015.